AMENDMENT TO EXECUTIVE DEFERRED COMPENSATION AGREEMENT


         This Amendment to Executive Deferred Compensation Agreement is entered into as of August 31, 2000, by and between The German American Bank, a banking corporation organized and existing under the laws of the state of Indiana ("German American"), and George W. Astrike ("Executive").

                                   BACKGROUND

     A. German American and the Executive previously entered into an Executive Deferred Compensation Agreement, effective January 1, 1993.

     B. The parties now wish to amend the Agreement as provided herein.

     Therefore, the Agreement is amended as follows, effective as of January 1, 1993:

                                    AMENDMENT

     1.   Section 1.7 is amended to read as follows:

          "Deferred Compensation Benefit" means that benefit that can be provided by annuitizing the Executive's Retirement Account over a one hundred eighty (180) month period. The monthly interest factor used to annuitize the account balance shall be the average Monthly Interest Factor from the Effective Date until Normal Retirement Date.

     2.   Section 1.13 is amended to read as follows:

          "Monthly Interest Factor" means monthly compounding of interest, as follows: (a) from the Effective Date through December 31, 1995, the greater of .667% or Moving Average ROE (as defined in Subsection 1.14) divided by twelve (12); and (b) after December 31, 1995, the greater of .667% or the Moving Average ROE, as limited under Subsection 1.18, divided by twelve (12). For purposes of clauses (a) and (b) above, monthly crediting of interest shall be administered as follows: the balance of the Retirement Account shall be credited with interest monthly at a rate of .667%, and within sixty (60) days after the end of each calendar year end through the Normal Retirement Date, an additional amount shall be credited to the Retirement Account to the extent that ROE exceeds 8%. When applicable, such additional amount shall be credited in a manner that results in the actual interest rate for each month of the previous calendar year being equal to Moving Average ROE (subject to the limitations under Subsection 1.18) divided by twelve (12).


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     3.   Section 1.14 is amended to read as follows:

          "Moving Average ROE" means a five (5) year moving average of ROE, subject to the limitation under Subsection 1.18. Such an average is to be computed by accumulating ROE for each of the most recent five (5) years and dividing the total by five (5), so that equal weighting is given to each year.

     4.   Section 1.15 is amended to read as follows:

          "Normal Retirement Date" means January 1, 2002.

     5.   Section 1.18 is amended to read as follows:

          "ROE" means, for years beginning prior to January 1, 1996, the return on equity of the Bank, computed by dividing net income for a given year by average stockholders' equity for that year. Thereafter, ROE, for purposes of the Agreement, shall not exceed 11.75%.

     6.   Section 4.2 shall be amended to read as follows:

          Disability Retirement Benefit. Notwithstanding any other provision hereof, if requested by the Executive and approved by the Board, the Executive shall be entitled to receive a disability retirement benefit hereunder if he terminates service prior to his Normal Retirement Date due to Disability. If the Executive's service is terminated pursuant to this paragraph and Board approval is obtained, the Executive may elect to begin receiving a disability retirement benefit. The amount of the monthly benefit shall be the annuity value of the Retirement Account. The monthly interest factor used to annuitize the account balance shall be the average Monthly Interest Factor from the Effective Date until the date of disability. Said benefit shall be distributed in accordance with the Payout Period. In the event the total benefits received by the Executive pursuant to this Subsection are less than the total Survivor's Benefit, upon the Executive's death, an additional lump sum payment shall be made to the Executive's Beneficiary to make up the difference.

     8. Except as provided above, the original provisions of the Agreement shall remain in effect.


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     The duly authorized  representative  of The German American Bank has signed this Amendment on behalf of German American, and Mr. Astrike has signed below in his individual capacity, as of the date set out above.

                                      THE GERMAN AMERICAN BANK


                                      By: /s/ Kenneth L. Sendelweck
                                          --------------------------------------
                                          President/CEO

Attest: /s/ Chris D. Melton
        -------------------
        Secretary


                                          /s/ George W. Astrike
                                          --------------------------------------
                                           GEORGE W. ASTRIKE


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